UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2015

W. P. CAREY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13779	45-4549771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On January 15, 2015 W. P. Carey Inc. (the “Company”) entered into a new employment agreement with Trevor P. Bond (the “Employment Agreement”), its Chief Executive Officer, regarding the terms of his employment. The term of the Employment Agreement will commence April 1, 2015, after the expiration on March 31, 2015 of the employment agreement currently in effect, and continue through March 31, 2018.

The current employment agreement had been scheduled to renew automatically, unless either party thereto provided the other a notice of non-renewal by January 15.  Had the term of the current agreement renewed automatically, the Company would have had to grant Mr. Bond a renewal equity award, on the terms and conditions specified in that agreement.  The parties agreed to implement the new Employment Agreement instead of allowing the current agreement to renew, thereby relieving the Company from any obligation to make such renewal award to Mr. Bond.

Under the Employment Agreement, Mr. Bond’s base salary will be established at the rate currently in effect, subject to increase at the discretion of the Compensation Committee of the Company’s Board of Directors.  He will also participate in the Company’s annual incentive plans in accordance with the terms of such plans as administered by the Compensation Committee and will be eligible for the employee benefit plans and programs generally made available to officers and employees of the Company.

The Employment Agreement provides that Mr. Bond will receive severance benefits for a period of two years following certain terminations of his employment. The severance benefits payable will be paid in bi-weekly installments and equal to 1/26th of his annual base salary and 1/26th of the average of his last three annual bonuses from the Company. Such benefits will be payable upon a termination of his employment by the Company without “Cause” or a termination of his employment by Mr. Bond for “Good Reason.” For purposes of the Employment Agreement, “Cause” is defined as any termination of Mr. Bond’s employment as a result of his (i) conviction of a felony or entering a plea of nolo contendere to such a felony charge; (ii) gross neglect, willful malfeasance or willful gross misconduct in connection with his employment, which has had or could reasonably be expected to have a material adverse effect on the business of the Company and its subsidiaries; (iii) substantial and continual refusal to perform his duties, responsibilities or obligations that continues after receipt of written notice from the Company identifying the duties, responsibilities or obligations not being performed; (iv) material violation of any policy of the Company that is generally applicable to all employees or all officers of the Company including, but not limited to, policies concerning insider trading or sexual harassment, or the Company’s code of conduct; (v) his failure to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s business practices, whether internal or external, or (vi) any material breach by Mr. Bond of the covenants entered for the benefit of the Company under the Employment Agreement and described below. “Good Reason” is defined as a termination of employment by Mr. Bond within 90 days following (i) a material adverse change in his duties and responsibilities; (ii) a material reduction in his base salary (other than a proportionate adjustment applicable generally to similarly situated Company executives); or (iii) the relocation of his principal place of business to a location more than thirty-five miles outside of Manhattan.

As an inducement for the Company to enter into the Employment Agreement, Mr. Bond has agreed pursuant to the Employment Agreement to a series of restrictive covenants for the benefit of the Company.  These covenants restrict Mr. Bond’s ability to solicit or hire (or assist a third party in soliciting or hiring) key employees of the Company for a period of two years following the termination of his employment (or, if such termination occurs following expiration of the Employment Agreement pursuant to its terms, the period, if any, through the first anniversary of such expiration).  They also restrict Mr. Bond from engaging, for a period of two years following the termination of his employment, in any business activities in which the Company is then engaged or to which the Company has committed significant resources to expand its presence or to enter into or otherwise commence (“Business Activities”) pursuant to which Mr. Bond solicits, for himself or for any third party, the business of any person who at any time during the twelve month period ended on the date his employment with the Company terminates was (i) a Corporate Client (as defined below) during the twenty-four month period prior to the end of his employment (the “Prior Contact Period”); (ii) an investor (a “Fund Investor”) in any fund or investment vehicle managed or maintained by any of the Company, its subsidiaries or its affiliates (a “Fund Vehicle”) who satisfied the conditions to qualify as a “qualified institutional buyer” as defined in Rule 144A as promulgated under the Securities Act of 1933, as amended, with whom Mr. Bond had dealings, contact or involvement during the Prior Contact Period; (iii) a person or entity who served as a representative of investors in connection with the investments in any Fund Vehicle or who was otherwise engaged in raising capital or other financing for any such Fund Vehicle; or (iv) a person or entity which (x) materially assisted or provided other material services or support that substantially facilitated or otherwise contributed to the Company’s ability to pursue or effect its Business Activities, and (y) had direct and substantial dealings, contact or involvement while acting on behalf of the Company or its affiliates or any Fund Vehicle with any Corporate Client or Fund Investor during the Prior Contact Period.  A “Corporate Client” means (i) any business entity, regardless of form, which obtains financing or liquidity through effecting any transaction with the Company or any of its subsidiaries or affiliates, (ii) any business entity, regardless of form, which engaged as a principal in any transaction with the Company, (iii) any

Company sponsored trust, fund or other collective investment vehicle, including, without limitation, Corporate Property Associates 17 – Global Incorporated, Corporate Property Associates 18 – Global Incorporated, Carey Watermark Investors Incorporated, Carey Watermark Investors 2 Incorporated; Carey Credit Income Fund and any successors to any of them, and (iv) each affiliate of any such business entity identified in subclause (i), (ii) or (iii), but specifically excluding its private equity sponsors.  However, because Mr. Bond agreed to forego the renewal equity grant that would have been required had the current employment agreement been renewed, the Employment Agreement does not continue the covenant contained in his current agreement that would restrict Mr. Bond from competing with the Company following the termination of his employment, regardless of whether he were to engage in the post-termination solicitation of employees and business associates that continues to be precluded under the Employment Agreement. Additionally, the period after his termination of employment during which Mr. Bond is prohibited from soliciting business from Company sponsored Fund Vehicles was reduced from three years under the current agreement to the same two year post-termination restriction period applicable to other business associates of the Company.

The foregoing description of the Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of January 15, 2015, by and among W. P. Carey Inc. and Trevor P. Bond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. CAREY INC.

Date: January 16, 2015	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Corporate Secretary

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